                                                                    Exhibit j

                          INDEPENDENT AUDITORS' CONSENT

The Board of Trustees
Domini Social Investment Trust
Domini Social Index Portfolio

We consent to the use of our reports for Domini Social Equity Fund and Domini
Social Bond Fund, each a series of the Domini Social Investment Trust, and for
Domini Social Index Portfolio, each dated September 5, 2003, each incorporated herein by reference and to the references to our firm under the headings
"Financial Highlights" in the prospectus and "INDEPENDENT AUDITORS" in the statement of additional information included herein.

                                                     /s/ KPMG LLP
Boston, Massachusetts
November 26, 2003